Exhibit 10.21

Agreement for Sale of Commodity, dated October 12, 2010, by the Fifth Season (Zhejiang)
Commerce and Trade Co., Ltd and Shanghai Tongli Metal Co., Ltd.

Supplier: The Fifth Season (Zhejiang) Commerce and Trade Co., Ltd
Buyer: Shanghai Tongli Metal Co., Ltd

Article 1:
Product name, trademark, Quantity, Unit Price and Total Amount

Product name	Warehouse	Trademark	Quantity (Ton)	Unit Price (Yuan/Ton)	Total Amount
Copper	Qichu	ENM	99.84	62650	6,254,976
Copper	Tie Shan Ku	Dajiang Daban	150,755	62650	9,444,800.75
Copper	Hu Min Ku	Jinshan Daban	148,733	62650	9,303,249.15
Total			399,328		25,003,025.9

Article 2: Place of Delivery and Delivery Types

Deliver goods after receipt of payment of the goods on October 12, 2010.

Article 3: Applicable Standard

GB/T467-1997

Article 4: Inspection Method and Period for Raising Objections

Buyer shall inspect the goods provided by the supplier in a timely manner. In the event that there is problem with the goods, Buyer shall raise objection within 3 days after receiving the goods. Where objection raised after this period shall be deemed as invalid and has no legal efficacy.

Article 5: Packing Method

Comply with the <Hu Jin Jiao Ge No.10 Schedule (1) >

Article 6: Objection Processing Time Limit

Supplier shall reply to the buyer within 3 days after receiving the written objection, any reply given after such period shall be deemed as accepted.

Article 7: Transportation Costs

All of the transportation costs shall be payable by buyer.

Article 8: Weigh Verification and Reasonable Pounds Difference

The reasonable disparity on weight shall be between +/-0.2%/pound, the excess shall be settled by consultation.

Article 9: Method of Settlement

Delivery on payment.

Article 10: Dispute Resolution

In the event that any dispute arising in the process of executing this contract, shall be settled by consultation, In the case of no agreement is reached after consultation, both parties are entitled to bring an action at the People’s Court where the contract is concluded.

Article 11: Other agreed matters:

a) This contract will take effect after both parties have affixed the seals.
b) The facsimile versions of this contract shall have the same legal effect as this contract if the facsimile documents have been verified by both parties.
c) The above price includes value-added tax. Supplier shall issue the Special VAT Invoice based on the above price to buyer in a timely manner.

Supplier: The Fifth Season (Zhejiang) Trade Co., Ltd
By: /s/ The Fifth Season (Zhejiang) Trade Co., Ltd
Date: 2010-10-12

Buyer: Shanghai Tong Li Metal Co., Ltd
By: /s/ Shanghai Tong Li Metal Co., Ltd
Date: 2010-10-12